SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 (File No. 333-183593), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2012, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.